UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Avigen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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AVIGEN, INC.
1301 Harbor Bay Parkway
Alameda, California 94502

_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2008
_______________________

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of AVIGEN, INC., a Delaware corporation. The meeting will be held on Monday, May 19, 2008 at 10:00 a.m. local time, at 1301 Harbor Bay Parkway, Alameda, California for the following purposes:

1.	To elect one Class I director nominated by the Board of Directors to hold office until the 2011 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Odenberg, Ullakko, Muranishi & Co. LLP as the independent registered public accounting firm of Avigen for its fiscal year ending December 31, 2008.

3.	To conduct any other business properly brought before the meeting.

     These items of business are more fully described in the Proxy Statement accompanying this Notice.

     The record date for the Annual Meeting is April 1, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

M. CHRISTINA THOMSON
Vice President, Corporate Counsel and Secretary

Alameda, California
April 24, 2008

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

AVIGEN, INC.
1301 Harbor Bay Parkway
Alameda, California 94502

_______________________

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2008
_______________________

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

     We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Avigen, Inc. is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

     Avigen intends to mail this proxy statement and accompanying proxy card on or about April 24, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

     Only stockholders of record at the close of business on April 1, 2008 will be entitled to vote at the annual meeting. On this record date, there were 29,769,115 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

     If on April 1, 2008 your shares were registered directly in your name with Avigen’s transfer agent, American Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If on April 1, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

     There are two matters scheduled for a vote:

  Election of one director nominated by the Board of Directors; and

  Ratification of Odenberg, Ullakko, Muranishi & Co. LLP as the independent registered public accounting firm of Avigen for its fiscal year ending December 31, 2008.

How do I vote?

     You may either vote “For” the nominee to the Board of Directors or you may “Withhold” your vote for the nominee. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

     If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 18, 2008 to be counted.

  To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 18, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Avigen, Inc. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 1, 2008.

What if I return a proxy card but do not make specific choices?

     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominee for director and “For” the ratification of Odenberg, Ullakko, Muranishi & Co. LLP as the independent registered public accounting firm of Avigen for its fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

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Who is paying for this proxy solicitation?

     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  You may submit another properly completed proxy card with a later date.

  You may send a timely written notice that you are revoking your proxy to Avigen’s Secretary at 1301 Harbor Bay Parkway, Alameda California 94502.

  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

     If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 25, 2008, to Avigen’s Secretary at 1301 Harbor Bay Parkway, Alameda California 94502. However, if Avigen’s 2009 Annual Meeting of Stockholders is held before April 19, 2009 or after June 18, 2009, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to bring a proposal before the stockholders at next year’s annual meeting that is not included in next year’s proxy materials, you must notify Avigen’s Secretary, in writing, not later than the close of business on March 20, 2009 nor earlier than the close of business on February 18, 2009. However, if Avigen’s 2009 Annual Meeting of Stockholders is held before April 19, 2009 or after June 18, 2009, you must notify Avigen’s Secretary, in writing, not earlier than 90 days and not later than the later of 60 days prior to Avigen’s 2009 Annual Meeting of Stockholders or, if we make a public announcement of the date of Avigen’s 2009 Annual Meeting of Stockholders fewer than 70 days prior to the date of Avigen’s 2009 Annual Meeting of Stockholders, then the close of business on the 10th day following the day on which we make such public announcement. We also advise you to review Avigen’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you do not comply with these requirements, you will not be able to make a stockholder proposal or director nomination at next year’s Annual Meeting.

How are votes counted?

     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of the director, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of the director, the inspector of election will count the number of “Withhold” votes received by the nominee. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instruction). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

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     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  For the election of the director, the nominee nominated by the Board of Directors receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no other effect.

  To be approved, Proposal No. 2, the ratification of Odenberg, Ullakko, Muranishi & Co. LLP as the independent registered public accounting firm of Avigen for its fiscal year ending December 31, 2008, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 29,769,115 shares outstanding and entitled to vote. Thus, the holders of 14,884,558 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the 2008 Annual Meeting of Stockholders. Final voting results will be published in Avigen’s quarterly report on Form 10-Q for the second quarter of 2008.

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     PROPOSAL 1
ELECTION OF DIRECTOR

     Avigen’s Board of Directors is divided into three classes. Each class generally consists, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

     The Board of Directors presently has seven members. On February 12, 2008, Yuichi Iwaki, a member of the Board of Directors, notified Avigen that he declines to stand for re-election at the 2008 Annual Meeting of Stockholders. The term of office of Dr. Horovitz, who was previously elected a director of Avigen by the stockholders, expires at the 2008 Annual Meeting of Stockholders. The Board of Directors has nominated Dr. Horovitz as a director. If re-elected at the Annual Meeting, Dr. Horovitz would serve until the 2011 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal.

     It is Avigen’s policy to encourage directors and nominees for director to attend the annual meeting. All of Avigen’s directors then in office, other than Dr. Iwaki, attended the 2007 Annual Meeting of Stockholders.

     A vacancy currently exists on the Board of Directors as the Board has not yet taken formal action to reduce the number of its members in response to Dr. Vapnek declining to stand for re-election last year in 2007. The Board intends to reduce the size of the Board to eliminate this vacancy, as well as to eliminate the vacancy that will arise from Dr. Iwaki not standing for reelection effective on the opening of the 2008 Annual Meeting of Stockholders. As a result, there will be no vacancies at the time of the 2008 Annual Meeting of Stockholders.

     Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominee properly nominated and receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Avigen’s Board of Directors. The person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

NOMINEE

     The following is a brief biography of the nominee and each director whose term will continue after the annual meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING

Class I Director

Zola Horovitz, Ph.D.

     Zola Horovitz, Ph.D., 73, has served as a director of Avigen since November 1994. In December 2005, Dr. Horovitz was appointed Interim Chairman of the Board of Directors of Avigen and Chairman of the Board of Directors on February 23, 2006. Dr. Horovitz has been an independent consultant to pharmaceutical and biotechnology companies since May 1994. From 1991 to May 1994, Dr. Horovitz served as Vice President, Business Development and Planning and from 1990 to 1991 as Vice President, Licensing at Bristol-Myers Squibb Company, a pharmaceutical and healthcare products company. Prior to this, Dr. Horovitz served from 1959 through 1989 in various positions at the Squibb Institute for Medical Research, including Vice President, Research, Planning & Scientific Liaison, Vice President, Drug Development, and Vice President, Biological and Pharmaceutical R&D. Dr. Horovitz currently serves on the board of directors of BioCryst Pharmaceuticals, Inc., Genvec, Inc., Genaera Corporation, Palatin Technologies, Inc., DOV Pharmaceutical Inc., NitroMed, Inc., and Immunicon Corporation, all of which are biotechnology companies. From 1975 through 1993 Dr. Horovitz served

5.

on the Scientific Advisory Council at Princeton University and from 1976 through 1989 he served on the Advisory Board of Rutgers University College of Pharmacy. Dr. Horovitz received a Ph.D. and an M.S. in Pharmacology and a B.S. in Pharmacy from the University of Pittsburgh.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING OF STOCKHOLDERS:

Class II Directors

John K. A. Prendergast, Ph.D.

     John K. A. Prendergast, Ph.D., 54, has served as a director of Avigen since December 1992. Since September 2004, Dr. Prendergast has served as our Lead Independent Director. Since 1993, he has served as President of SummerCloud Bay Inc., a consulting firm providing services to the biotechnology industry. From December 1992 to March 1996, Dr. Prendergast served as a Vice President and as the Treasurer of Avigen. Dr. Prendergast is currently chairman of the board of directors of Palatin Technologies, Inc. and AVAX Technologies, Inc., both of which are biopharmaceutical companies. Dr. Prendergast also serves as a director of MediciNova, Inc., a biopharmaceutical company, and is currently serving as the executive chairman of the board of directors of Antyra, Inc., a privately held biopharmaceutical company. Dr. Prendergast received M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

Richard J. Wallace

     Richard J. Wallace, 56, has served as a director of Avigen since March 2006. From 2004 to January 2008, Mr. Wallace served as Senior Vice President of Global Commercial Strategy at GlaxoSmithKline (GSK) and a member of GSK’s Research and Development Executive, Commercial Operations Committee and Product Management Board. Since joining GSK in 1992, Mr. Wallace performed a number of roles including Vice President Commercial (Canadian Pharmaceuticals), Vice President US Business Development, and Vice President Sales & Marketing (US Oncology and HIV). Mr. Wallace’s experience prior to joining GSK included eight years with Bristol Myers Squibb and seven years at Johnson & Johnson (in assignments spanning marketing, sales, manufacturing and general management). Mr. Wallace currently serves on the board of directors of ImmunoGen Inc., Clinical Data Inc., and Bridgehead International Ltd. Mr. Wallace received B.Commerce and B.Com. Honors degrees from Rhodes University, South Africa.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Class III Directors

Kenneth G. Chahine, J.D., Ph.D.

     Kenneth G. Chahine, J.D., Ph.D., 43, was appointed President, Chief Executive Officer and director of Avigen in March 2004. Dr. Chahine had previously served as Avigen’s Chief Operating Officer since July 2002 and as Vice President, Business Development and Intellectual Property since 1998. Prior to joining Avigen, Dr. Chahine worked at the patent law firm of Madson & Metcalf, P.C. in Salt Lake City, Utah from 1994 to 1998. From 1992 to 1993, he worked as a research scientist at Parke-Davis Pharmaceuticals, a pharmaceutical company, and held another research scientist post at the University of Utah Department of Human Genetics from 1994 to 1996. Dr. Chahine served as western regional news and legal correspondent for Nature Biotechnology from 1996 to 2002. Dr. Chahine serves on the board of directors of the Lassonde New Venture Development Center at the University of Utah School of Business and is an Adjunct Professor at the University of Utah College of Law. Dr. Chahine holds a J.D. from the University of Utah and a Ph.D. in biochemistry and molecular biology from the University of Michigan.

6.

Stephen Dilly, M.B.B.S., Ph.D.

     Stephen Dilly, M.B.B.S., Ph.D., 48, was appointed a director of Avigen in February 2007. Dr. Dilly is currently Chief Executive Officer of APT Pharmaceuticals, Inc. From October 2003 to April 2006 he was Senior Vice President, Chief Medical Officer and Worldwide Head of Development of Chiron BioPharmaceuticals. From September 1998 to September 2003 he held positions as Vice President of Development Sciences and Vice President of Medical Affairs at Genentech, Inc. Dr. Dilly graduated as a physician from the University of London in 1982 and received his Ph.D. in Cardiac Physiology from University of London in 1988. He began his industry career with Pfizer Central Research in the United Kingdom in 1986 and since then has held positions of increasing responsibility with Beecham, SmithKline Beecham, Genentech, Inc. and Chiron.

Jan K. Öhrström, M.D.

     Jan K. Öhrström, M.D., 51, was appointed a director of Avigen in February 2007. Dr. Öhrström is Chief Clinical Officer and Executive Vice President of MediQuest Therapeutics, Inc., a specialty pharmaceutical company. From 2000 to July 2007, Dr. Öhrström held various positions at ZymoGenetics, Inc., a biotech company, including Senior Vice President, Business Development from 2006 to 2007 and prior to that, Senior Vice President of Development and Chief Medical Officer. From 1990 to 1999, Dr. Öhrström held various positions at Novo Nordisk A/S, based in Denmark, including Director, Worldwide Development Portfolio, Director, Strategic Marketing, and Project Director and at Novo Nordisk Pharmaceuticals, Inc., based in Princeton, New Jersey, the position of Medical Director. Dr. Öhrström received an M.D. from the University of Copenhagen.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

     As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Avigen’s Board of Directors consults with Avigen’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

     Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Avigen, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that all of Avigen’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Chahine, Avigen’s President and Chief Executive Officer. In making this determination, the Board of Directors found that none of the directors or nominees for director, other than Dr. Chahine, have a material or other disqualifying relationship with Avigen.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met seven times during the last fiscal year. All directors except Dr. Iwaki attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member.

     Avigen’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. The Chairman of the Board of Directors, or in his absence, the Lead Independent Director, presided over the executive sessions.

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INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The following table provides membership information for fiscal year 2007 for each of the Board committees since May 30, 2007:

Corporate
Governance and
Name	Audit (1)	Compensation (2)	Nominating (3)
Zola Horovitz, Ph.D. – Chairman	X		X
John Prendergast, Ph.D. – Lead Independent Director	X*	X*	X*
Richard Wallace		X	X
Yuichi Iwaki, Ph.D.		X	X
Jan Öhrström, M.D.	X		X
Stephen Dilly, M.B.B.S., Ph.D.			X
____________________

*	Committee Chair

(1)	Effective May 30, 2007, Dr. Öhrström joined the Audit Committee and Dr. Iwaki and Mr. Wallace ceased to be members of the Committee.

(2)	Effective May 30, 2007, Dr. Iwaki and Mr. Wallace joined the Compensation Committee and Drs. Horovitz and Vapnek ceased to be members of the Committee.

(3)	Effective May 30, 2007, Drs. Öhrström and Dilly joined the Corporate Governance and Nominating Committee and Dr. Vapnek ceased to be a member of the Committee.

     For fiscal year 2007, the Audit Committee met seven times, the Compensation Committee met five times and the Corporate Governance and Nominating Committee met four times.

     Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Avigen.

Audit Committee

     The Audit Committee of the Board of Directors oversees Avigen’s corporate accounting and financial reporting process and has the direct responsibility for the appointment, compensation, retention and oversight of the work of Avigen’s independent registered public accounting firm, which reports directly and is accountable to the Audit Committee. For this purpose, the Audit Committee performs several functions. The Audit Committee met seven times during the fiscal year. The Audit Committee: has the sole authority to select, evaluate, replace and determine the compensation for Avigen’s independent registered public accounting firm; evaluates the independent registered public accounting firm’s performance and assesses its qualifications; has the sole authority to approve audit and permissible non-audit services to be performed by Avigen’s independent registered public accounting firm; oversees the independence of Avigen’s independent registered public accounting firm and is responsible for receiving written statements from Avigen’s independent registered public accounting firm delineating all relationships between Avigen’s independent registered public accounting firm and Avigen consistent with Independence Standards Board Standard No. 1; establishes and maintains procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Avigen regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews with Avigen’s independent registered public accounting firm the adequacy and effectiveness of Avigen’s internal control over financial reporting; meets to review Avigen’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing Avigen’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and has the specific responsibilities and authority necessary to comply with the Nasdaq listing standards applicable to audit committees. The Audit Committee is governed by a written Audit Committee Charter. A current copy is available on our website at www.avigen.com.

8.

     The Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that all members of Avigen’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Pursuant to applicable SEC rules, Avigen is required to disclose whether it has an “audit committee financial expert” serving on its Audit Committee. Although each member of the Audit Committee has been selected by the Board of Directors based on the Board of Directors’ determination that they are fully qualified to monitor the performance of management, the public disclosures by Avigen of its financial condition and results of operations, Avigen’s internal control over financing reporting and the performance of Avigen’s independent registered public accounting firm, as well as to analyze and evaluate Avigen’s financial statements, the Board of Directors has determined that none of the members of the Audit Committee meet all of the criteria set forth in such rules qualifying them as an “audit committee financial expert.” The Board of Directors has determined that it is not inappropriate for the Audit Committee not to have an “audit committee financial expert” because Avigen’s financial statements are not overly complex, given the current stage of Avigen’s development, and the fact that Avigen does not currently have any regular revenue from operations, such that, in the judgment of the Board of Directors, the financial sophistication of the current members of the Audit Committee, as proven by their service on the Audit Committee over the years as well as in their occupations outside of Avigen, is sufficient for the Audit Committee to ensure the integrity of Avigen’s financial statements and to fully and completely fulfill its role under its charter. In addition, the Audit Committee has the ability on its own to retain and determine the compensation for, at Avigen’s expense, special legal, accounting or other advisors or consultants whenever it deems necessary or appropriate.

9.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

     The Audit Committee of the Board of Directors for the fiscal year ended December 31, 2007 consisted of Mr. Wallace and Drs. Horovitz, Iwaki and Prendergast until May 30, 2007, and Drs. Horovitz, Öhrström, and Prendergast thereafter. All members of Avigen’s Audit Committee are independent (as independence is defined in Rules 4200(a)(15) and 4350(d)(2) of the Nasdaq listing standards). The Audit Committee is governed by a written Audit Committee Charter adopted by the Board of Directors.

     The Audit Committee oversees Avigen’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in Avigen’s Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee is responsible for reviewing, approving and managing the engagement of Avigen’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed with Avigen’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States, its judgments as to the quality, not just the acceptability, of Avigen’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor’s Communication with those charged with Governance, which superseded the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with Avigen’s independent registered public accounting firm its independence from management and Avigen, including the matters in the written disclosures and letter received by the Audit Committee from Avigen’s independent registered public accounting firm as required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services, if any, with the independence of Avigen’s independent registered public accounting firm.

     The Audit Committee discussed with Avigen’s independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluation of Avigen’s internal control over financial reporting, and the overall quality of Avigen’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Avigen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 2, Odenberg, Ullakko, Muranishi & Co. LLP as Avigen’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE

JOHN K. A. PRENDERGAST, PH.D. (CHAIR)
ZOLA HOROVITZ, PH.D.
JAN K. ÖHRSTRÖM, M.D.
____________________

1	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Avigen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

10.

Compensation Committee

     The Compensation Committee of the Board of Directors for the fiscal year ended December 31, 2007 consisted of Drs. Horovitz, Vapnek and Prendergast until May 30, 2007, and Drs. Prendergast, Iwaki and Mr. Wallace thereafter. All members of Avigen’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met five times during the fiscal year and acted by unanimous written consent one time. The Compensation Committee has adopted a written charter. A current copy is available to stockholders on our website at www.avigen.com.

     The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, approve and oversee Avigen’s compensation strategy, policies, plans and programs, including:

  establishment of corporate and individual performance objectives relevant to the compensation of Avigen’s executive officers and other senior management and evaluation of performance in light of these stated objectives;

  review and recommendation to the Board of Directors for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of Avigen’s Chief Executive Officer and other senior management;

  administration of Avigen’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; and

  review of Avigen’s Compensation Discussion and Analysis with management and consideration of whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

     Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Committee Chair, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer reviews the performance of each executive officer, other than his own, with the Compensation Committee and makes compensation recommendations, which the Compensation Committee considers in its final determination. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Avigen, as well as authority to obtain, at the expense of Avigen, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

     During 2007, the Committee evaluated management’s and each individual’s performance based on the achievement of corporate goals set by the Chief Executive Officer and the Board of Directors. During 2007, the Compensation Committee met in session several times, discussed Avigen’s performance toward achieving its established operating objectives, as well as the performance of individual members of senior management, reviewed salary benchmark information from Radford Surveys, reviewed compensation levels of executive officers at a sample of other biotechnology companies that were selected due to their comparable employee size, market capitalization, and stage of clinical development, and reviewed proposed adjustments to individual compensation levels based on these discussions.

     The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2007 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

11.

Compensation Committee Interlocks and Insider Participation

     Drs. Horovitz, Prendergast, Vapnek, Iwaki and Mr. Wallace served as members of the Compensation Committee during the fiscal year ended December 31, 2007. No member of the Committee was, at any time during fiscal 2007, an officer or employee of Avigen. Dr. Prendergast was an executive officer of Avigen from December 1992 to 1995. There are no Compensation Committee interlocks between Avigen and any other entities involving our executive officers and Board members who serve as executive officers or Board members of such entities.

Compensation Committee Report2

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended 2007.

COMPENSATION COMMITTEE

JOHN K. A. PRENDERGAST, PH.D. (CHAIR)
YUICHI IWAKI, M.D., PH.D.
RICHARD WALLACE
____________________

2	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Avigen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee of the Board of Directors, in consultation with the Chief Executive Officer, has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve as directors of Avigen. The Corporate Governance and Nominating Committee also has the primary responsibility for evaluating, reviewing and considering the recommendation for nomination of current directors for election to the Board of Directors as well as monitoring the size of the Board of Directors, has the power and authority to consider Board nominees and proposals submitted by Avigen’s stockholders and to establish any procedures to facilitate stockholder communication with the Board of Directors. In this regard, the Corporate Governance and Nominating Committee recommended to the Board of Directors that Dr. Horovitz be nominated for re-election as a Class I director at the 2008 Annual Meeting of Stockholders. The Corporate Governance and Nominating Committee also periodically reviews, discusses and assesses the performance of the Board of Directors and Board committees; annually recommends to the Board of Directors the chairmanship and membership of each Board committee; develops corporate governance principles and periodically reviews and assesses these principles and their application; oversees and reviews the processes and procedures used by Avigen to provide information to the Board of Directors and its committees; and periodically reviews the compensation paid to non-employee directors for their service on the Board of Directors and its committees, and recommends any changes to the full Board of Directors for its approval. Avigen’s Corporate Governance and Nominating Committee charter is available on our website at www.avigen.com. All members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

     The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Avigen, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Avigen’s stockholders. However, the Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for

12.

director nominees are evaluated by the Corporate Governance and Nominating Committee in the context of the current composition of the Board of Directors, the operating requirements of Avigen and the long-term interests of Avigen’s stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee considers the criteria for director qualifications set by the Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and Avigen to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee reviews such directors’ overall service to Avigen during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Corporate Governance and Nominating Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee may also use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. In fiscal year 2007, Avigen paid $50,000 to a professional search firm to assist in the process of identifying or evaluating director candidates which led to the appointments of Drs. Dilly and Öhrström. The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects, by majority vote, a nominee for recommendation to the Board of Directors.

     The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee at the following address: 1301 Harbor Bay Parkway, Alameda, California 94502, not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Avigen’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Corporate Governance and Nominating Committee has not received a timely director nominee from a stockholder of Avigen.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Avigen’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors or an individual director may send a written communication addressed as follows: Avigen Board Communication, 1301 Harbor Bay Parkway, Alameda, California 94502. Communications may also be sent by e-mail to the following address: board@avigen.com. Each communication sent must state the number of shares owned by the stockholder making the communication. Each communication will be reviewed by the Corporate Secretary of Avigen who will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Corporate Secretary will discard the communication.

13.

CODE OF BUSINESS CONDUCT AND ETHICS

     Avigen has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.avigen.com. The Code of Business Conduct and Ethics may be found as follows:

  From our main Web page, first click on “Investors.”

  Next, click on “Corporate Governance.”

  Next, click on “Conduct.”

  Finally, click on “Code of Business Conduct and Ethics.”

     Avigen intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on its website at the address and the location specified above.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected Odenberg, Ullakko, Muranishi & Co. LLP (OUM) as Avigen’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of the independent registered public accounting firm to the stockholders for ratification at the 2008 Annual Meeting of Stockholders. OUM audited Avigen’s financial statements for the years ended December 31, 2006 and December 31, 2007. Prior to the selection of OUM, Ernst & Young LLP had audited Avigen’s financial statements since its inception in 1992. Representatives of OUM are expected to be present at the 2008 Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Neither Avigen’s Bylaws nor other governing documents or law require stockholder ratification of the selection of OUM as Avigen’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of OUM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Avigen and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of OUM. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

     The following table is a summary of the fees billed to Avigen by OUM for the fiscal years ended December 31, 2007 and 2006 for professional services rendered as Avigen’s registered public accountant.

	Fiscal Year Ended
	December 31
	2007	2006
Audit Fees	$326,585	$207,000
Audit-related Fees	—	—
Tax Fees	12,000	12,000
All Other Fees	—	—
Total Fees	$338,585	$219,000

14.

Audit Fees

     Consists of fees for professional services rendered for the audit of Avigen’s annual financial statements and services that are normally provided by OUM in connection with regulatory filings or engagements.

Audit-Related Fees

     During the fiscal years ended December 31, 2007 and 2006, no audit-related services were performed by OUM.

Tax Fees

     Consists of fees for professional services for tax compliance, tax advice and tax planning by OUM for the tax years ended December 31, 2007 and 2006.

All Other Fees

     During the fiscal years ended December 31, 2007 and 2006, there were no other fees for services rendered by OUM.

     The following table is a summary of the fees billed to Avigen by Ernst & Young LLP for the fiscal year ended December 31, 2006 for professional services rendered as Avigen’s registered public accountant.

Fiscal Year
Ended
December
31, 2006[3]
Audit Fees	$103,356
Audit-related Fees	—
Tax Fees	—
All Other Fees	11,500
Total Fees	$114,856
____________________

3	Avigen changed its independent registered public accounting firm from Ernst & Young LLP to Odenberg, Ulakko, Muranishi & Co. LLP on November 2, 2006. Odenberg, Ulakko, Muranishi & Co. LLP rendered the audit opinion on Avigen’s 2006 financial statements. During fiscal 2006, Ernst & Young LLP was Avigen’s independent registered public accounting firm up to November 2, 2006.

Audit Fees

     Consists of fees for professional services rendered for the audit of Avigen’s annual financial statements and reviews of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements.

Audit-Related Fees

     During the fiscal year ended December 31, 2006, no audit-related services were performed by Ernst & Young LLP.

Tax Fees

     During the fiscal year ended December 31, 2006, no professional services for tax compliance, tax advice or tax planning were performed by Ernst & Young LLP.

All Other Fees

     Consists of fees for products and services other than the services described above. For the fiscal year ended December 31, 2006, these fees included a subscription to Ernst & Young LLP’s online financial regulations research tool and services in connection with the transition to OUM as Avigen’s registered public accountant.

     All fees described above were approved by the Audit Committee.

15.

PRE-APPROVAL POLICIES AND PROCEDURES.

     Avigen’s Audit Committee pre-approves all audit and permissible non-audit services provided by Avigen’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging Avigen’s independent registered public accounting firm to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement of Avigen’s independent registered public accounting firm to render that service. Accordingly, Avigen does not engage its independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, 100% of the services described in the categories above for which OUM and Ernst & Young LLP were engaged were approved by the Audit Committee in advance of the rendering of those services. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP and OUM is compatible with maintaining the registered public accounting firm’s independence, respectively.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On October 27, 2006, the Audit Committee of the Board of Directors approved, effective as of November 2, 2006, the dismissal of Ernst & Young LLP and the appointment of OUM as Avigen’s independent registered public accounting firm to audit Avigen’s financial statements for the fiscal year ending December 31, 2006.

     The independent registered public accounting firm’s report of Ernst & Young LLP on the consolidated financial statements of Avigen for each of the two years in the period ended December 31, 2005, dated March 14, 2006, included in the Form 10-K filed with the SEC on March 16, 2007 states that the financial statements audited by Ernst & Young LLP present fairly, in all material respects, the financial position of Avigen at December 31, 2005 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 and for the period from inception (October 22, 1992) through December 31, 2005. Ernst & Young LLP’s report on the financial statements for such years contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of Avigen’s financial statements for each of the two fiscal years ended December 31, 2004 and 2005, and in the subsequent interim periods through November 2, 2006, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter of such disagreements in their reports. Ernst & Young LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph was filed as an exhibit to Avigen’s Current Report on Form 8-K dated November 2, 2006.

     During the fiscal years ended December 31, 2004 and 2005 and any subsequent interim period before November 2, 2006, neither Avigen nor anyone on its behalf consulted with OUM regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Avigen’s financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

16.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Avigen’s common stock as of March 15, 2008 by: (1) each director and nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all executive officers and directors of Avigen as a group; and (4) all those known by Avigen to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Kenneth Chahine, J.D., Ph.D. (2)	654,316	2.15%
Andrew Sauter (3)	200,567	*
Michael Coffee (2)	237,254	*
Kirk Johnson, Ph.D. (2)	241,394	*
M. Christina Thomson, J.D.(2)	262,416	*
Stephen Dilly, M.B.B.S., Ph.D. (2)	9,900	*
Zola Horovitz, Ph.D.(4)	110,800	*
Yuichi Iwaki, M.D., Ph.D.(5)	121,564	*
Jan Öhrström, M.D. (2)	9,900	*
John Prendergast, Ph.D.(6)	137,408	*
Richard Wallace (2)	21,750	*
All executive officers and directors as a group (11 persons)(7)	2,007,269	6.34%

5% Stockholders
Federated Investors, Inc. (8)	3,594,260	12.07%
Federated Investors Tower
Pittsburgh, PA 15222-3779

Davidson Kempner Partner (9)	2,651,430	8.91%
65 East 55th Street, 19th Floor
New York, NY 10022

Morgan Stanley (10)	2,046,642	6.88%
1585 Broadway
New York, NY 10036

BVF, Inc. (11)	1,596,837	5.36%
900 North Michigan Avenue, Suite 1100
Chicago, IL 60611

____________________

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Avigen believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,769,115 shares outstanding on March 15, 2008, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Avigen at the address on the first page of this proxy statement.

(2)	Consists solely of shares issuable upon the exercise of options that are exercisable within 60 days of the date of this table.

(3)	Includes 196,442 shares issuable upon the exercise of options held by Mr. Sauter that are exercisable within 60 days of the date of this table.

(4)	Includes 105,800 shares issuable upon the exercise of options held by Dr. Horovitz that are exercisable within 60 days of the date of this table.

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(5)	Includes 78,300 shares issuable upon the exercise of options held by Dr. Iwaki that are exercisable within 60 days of the date of this table, as well as 39,621 shares of common stock held by the Iwaki Family Limited Partnership. Dr. Iwaki is a partner of the Iwaki Family Limited Partnership and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Dr. Iwaki also holds 3,643 shares of common stock with his wife.

(6)	Includes 90,800 shares issuable upon the exercise of options held by Dr. Prendergast that are exercisable within 60 days of the date of this table.

(7)	Includes an aggregate of 1,908,272 shares issuable upon exercise of options which executive officers and directors of Avigen have the right to acquire within 60 days of the date of this table.

(8)	Based upon a Schedule 13G/A filed with the SEC on February 13, 2008 by Federated Investors, Inc. (“FII ”) in its capacity as the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (together, the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own such shares. The Investment Advisers are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of FII. All of FII’s outstanding voting stock is held in a Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). FII and the Trust each has sole voting and dispositive power over the shares; each of the Trustees shares voting and dispositive power over the shares. FII, the Trust and each of the Trustees expressly disclaim beneficial ownership of the shares. The Schedule 13G/A provides information only as of December 31, 2007 and, consequently, FII’s beneficial ownership of Avigen’s common stock may have changed between December 31, 2007 and March 15, 2008.

(9)	Based upon a Schedule 13G/A filed with the SEC on February 14, 2008 by Davidson Kempner Partners and includes shares owned by the following entities affiliated with Davidson Kempner Partners (the “DKP Shares”): (a) Davidson Kempner International, Ltd. 481,032 shares; (b) Serena Limited 11,271 shares; (c) Davidson Kempner Institutional Partners, L.P. 290,142 shares; (d) Davidson Kempner Partners 152,913 shares; (e) Davidson Kempner Healthcare Fund LP 805,316 shares; (f) Davidson Kempner Healthcare International Ltd. 887,859 shares; and (g) M. H. Davidson & Co. 22,897 shares. The DKP Shares, an aggregate 2,651,430 shares, are beneficially owned by Messrs. Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman. The Schedule 13G/A provides information only as of December 31, 2007 and, consequently, DKP’s beneficial ownership of Avigen’s common stock may have changed between December 31, 2007 and March 15, 2008.

(10)	Based upon a Schedule 13G filed with the SEC on February 14, 2008 by Morgan Stanley. The shares are beneficially owned by certain operating units of Morgan Stanley (the “MS Reporting Units”) and its subsidiaries and affiliates (collectively, “MS”). Beneficial ownership by any operating units of MS whose ownership of shares is disaggregated from that of the MS Reporting Units is disclaimed. The Schedule 13G/A provides information only as of December 31, 2007 and, consequently, MS Reporting Units’ beneficial ownership of Avigen’s common stock may have changed between December 31, 2007 and March 15, 2008.

(11)	Based upon a Schedule 13G/A filed with the SEC on February 8, 2008 by Biotechnology Value Fund, L.P. and includes shares owned by the following affiliated entities: (a) Biotechnology Value Fund, L.P. 399,327 shares; (b) Biotechnology Value Fund II, L.P. 258,811 shares; (c) BVF Investments, L.L.C. 843,484 shares; and (d) Investment 10, L.L.C. 95,215 shares. BVF, Inc. (“ BVF ”) and BVF Partners (“ Partners ”) beneficially own 1,596,837 aggregate shares. The Schedule 13G/A provides information only as of December 31, 2007 and, consequently, BVF’s and Partners’ beneficial ownership of Avigen’s common stock may have changed between December 31, 2007 and March 15, 2008.

18.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires Avigen’s directors and executive officers, and persons who own more than ten percent of a registered class of Avigen’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Avigen. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Avigen with copies of all Section 16(a) forms they file.

     To Avigen’s knowledge, based solely on a review of the copies of such reports furnished to Avigen and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Drs. Dilly, Horovitz, Iwaki, Ohrstrom, Prendergast and Mr. Wallace each filed one Form 4 late regarding their May 30, 2007 stock option grant.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

     Our compensation approach is designed to reward the achievement of corporate objectives and individual performances that contribute toward building a sustainable business that develops differentiated drugs to improve the health and quality of life of patients and creates value for our stockholders. To this end, the Board of Directors and management establish annual and long-term corporate goals that reflect the priorities of our product and business development plans. Our Board of Directors and management review these goals on a regular basis and our Compensation Committee (the “Committee”) uses these objectives to determine levels of compensation for executive officers to ensure management incentives are aligned with the interests of stockholders.

     Avigen’s compensation practice is designed to provide remuneration packages that are commensurate with the marketplace in which we compete to attract and motivate our executive officers, management and staff to achieve our strategic objectives. Specifically, we review base salaries annually and, along with a comprehensive array of medical, health, life insurance and disability plans generally available to all our employees, set salaries at levels that are intended to attract, engage and retain executive officers whose abilities are critical to our long-term success and competitiveness. We vary bonus payments annually based on a performance structure designed to reward results and balance individual accountability with team-oriented collaboration that fosters integrity and a high-performance culture. We also issue equity-based compensation annually in varying amounts that are intended to represent a significant portion of each executive’s total compensation package because we believe it promotes innovation and calculated assessment and management of risk designed to achieve Avigen’s long-term objectives.

     Successful drug development can extend over many years and requires our executives to employ their judgment in developing long-term operating plans that:

  identify meaningful treatments for patients,

  effectively demonstrate the safety and efficacy of our products, and protect our intellectual property and optimize the use of our financial resources in order to maximize value retention for our stockholders.

     The Committee believes that in determining compensation, management performance should be evaluated against specific strategic objectives that create shareholder value. Complete achievement of these strategic objectives may extend beyond a given compensation period; therefore, the Committee must use its discretionary judgment based on the experience and knowledge within the industry of its members, in assessing the quality of management’s performance within an established framework of general parameters for annual compensation.

19.

Compensation Components

     The Committee draws on a number of reference sources to assist in the evaluation of the various components of executive compensation. One source is industry data compiled in the Radford Biotechnology Survey which represents a nationally-based assessment of executive compensation widely used within the pharmaceutical and biotechnology industry sectors. The Committee generally focuses on regional data from companies in the San Francisco Bay Area and targets compensation levels that fall within the 50th and 70th percentiles reported for comparable positions based on the Committee’s subjective determination as to the appropriate range to attract and retain our executives given the size of our company. In addition, the Committee examines performance compensation packages of a number of selected companies that develop products for similar neurological indications or that are at a similar employee size and development stage. In 2007, this group consisted of Acorda Therapeutics, Inc., XenoPort, Inc., Renovis, Inc., Pain Therapeutics, and Palatin Technologies, Inc.

     To establish the relationship between executive compensation and the creation of stockholder value, the Committee subjectively evaluates the success of the management team as a whole and each individual executive’s performance in contributing to achieving the company’s strategic objectives. The Committee applies its assessment within the framework of our compensation program which defines a discretionary range in which to determine individual compensation adjustments for each executive officer. Our compensation program consists of three principal components: salary, short-term incentive compensation consisting of incentive bonus payments, and long-term incentive compensation consisting of equity grants. In 2007, the Committee reviewed executive officer compensation using summary “tally sheets” that showed for each of the executive officers the following: (a) summary of total compensation; (b) each element of current compensation; and (c) cumulative amount of all previously issued equity awards.

     Base Salary. The Committee reviews each executive’s base salary annually. Among the factors taken into consideration are (1) individual performance, (2) corporate performance measured against strategic objectives, (3) levels of responsibility, (4) prior experience, (5) breadth of knowledge of the industry, and (6) competitive pay practices examined from industry source material discussed above. The Committee does not assign any specific weighting to these various factors when determining base salary. In 2007, the Committee established an overall base salary cost of living adjustment for executives that was in line with the target for Avigen’s broader employee group.

     Incentive Bonus. The Committee sets target incentive levels annually for each executive officer in consultation and discussion with Dr. Chahine, other than for his own target incentive level, that would generally assume strong performances. In 2007, the Committee considered industry data compiled by Radford and determined that the appropriate level of target incentive bonus award for our chief executive officer was 45% of his base salary and for our other executive officers were between 35% and 40% of their base salaries based on the Committee’s subjective determination as to the appropriate range to attract and retain our executive officers given the size of the company, assigning the actual percentage within this range based upon the level of each executive officer’s responsibility and experience. The Committee determines actual bonus payments based on subjective assessments of the performance of management and individual officers in achieving the company’s strategic objectives, applied to these target incentive levels. As a function of this process, the Committee met several times throughout the year with Dr. Chahine to review the status of the management team’s individual contributions. The 2007 strategic objectives against which corporate performance was measured are discussed below under “2007 Performance”.

     The Committee establishes the company’s strategic objectives in discussions with Dr. Chahine at the beginning of the compensation period to ensure that its performance evaluations at the end of the compensation period reflect the strategic priorities of the company to create value for our stockholders. Dr. Chahine reviews the performance of the company and of each executive officer, other than his own, with the Committee at the end of the compensation period and makes recommendations to the Committee for its review and final determination.

     Equity Incentives. The Committee is responsible for making stock option grants under Avigen’s 2006 Equity Incentive Plan (the “2006 Plan”), and believes that long-term stockholder value is best achieved through an ownership culture among all our employees, particularly our executives, through grants of stock-based awards.

20.

     The Committee grants stock-based awards under the 2006 Plan with multi-year vesting periods designed as incentives to retain key employees to continue in the employ of Avigen. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the 2006 Plan is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if Avigen’s common stock appreciates over the long-term. The size of option grants is determined based primarily on Avigen’s philosophy of significantly linking executive compensation with stockholder interests, the individual criteria set forth below, and the Committee’s use of industry sources in order to be knowledgeable of compensation practices for companies of a similar size and development stage in the biotechnology and pharmaceutical industries. The Committee does not target any specific level as compared to industry average in determining stock option grants; however, in 2007, the Committee determined that the appropriate aggregate total of stock option grants issued to our CEO and other executive officers would approximate 1.4% of total common stock outstanding, based upon the Committee’s experience and subjective determination as to the appropriate level. Prior to 2006, the Committee granted stock-based awards that vest over a four-year period; however, in 2006 and 2007, the Committee granted stock-based awards that vest over a three-year period after taking into consideration the significant number of outstanding options that were out-of-the-money and the objective of these awards to serve as retention incentives to Avigen’s senior management team during a critical stage in the company’s business development.

     Change in Control Arrangements. The Board of Directors, upon the recommendation of the Committee, established a Management Transition Plan in May 2005, which is intended to retain key employees and enable executive officers to represent stockholder interests during periods involving a possible change in control of the company. The Management Transition Plan is designed to protect the earned benefits of key employees, including executive officers, against adverse changes that may result from a change in control of the company. The level of payments provided under the agreement for executives reflects the Committee’s subjective view, based upon its experience, of comparable benefits offered to executives under change of control arrangements at other companies within the industry in a similar development stage. Each of our named executive officers are participants in the plan and will receive the following benefits if their employment is involunarily terminated, or they resign as a result of a constructive termination, within 18 months of a change in control:

  12 months base salary (18 months in the case of Dr. Chahine);

  extended option exercisability of two years;

  full accelerated vesting of outstanding stock options; and

  12 months (18 months in the case of Dr. Chahine) health benefits payments, or until such earlier date as the executive officer secures subsequent employment that provides substantially similar health benefits.

2007 Performance

     In assessing Avigen’s overall performance for the fiscal year ended December 31, 2007, the Committee based its assessment on the following strategic objectives:

  Phase II clinical development progress of AV650;

  Clinical development progress of AV411;

  Development and progress toward clinical testing of AV513;

  Evaluation, identification and development of new product candidates for clinical testing, including proprietary analogs for AV411; and

  Execution of a strategic plan that efficiently manages financial and staffing resources to support the research and development needs of the company, including raising additional capital for clinical testing.

21.

     In particular, with respect to achieving progress toward the overall strategic objectives noted above, the Committee noted the following key accomplishments during the review period:

  AV650 clinical development progress which included the initiation of two independent Phase II clinical trials involving patients suffering from spasticity in connection with Multiple Sclerosis and spinal cord injury,

  Completion of a successful drug-drug-interaction clinical trial with AV650 and collection of other ancillary non-clinical data that will be necessary to support approval for initiating later-stage pivotal studies,

  Identification and progress toward an intellectual property strategy which could extend the exclusivity of AV650 in North America beyond the expected Hatch-Waxman exclusivity period,

  AV411 clinical development progress which included the completion of an initial phase IIa exploratory therapeutic clinical trial in Australia that demonstrated favorable safety and tolerability at escalating doses in patients suffering from diabetic peripheral neuropathy, and initiation of a Phase I maximum-tolerated-dose clinical trial in the U.S. with healthy volunteers,

  AV513 preclinical development progress which included advancement in the process development and manufacture of the target drug substance,

  Identification of several promising analogs of AV411, and

  Effectively executing the financial plan which kept cash used in operating activities below $25.0 million and raised additional equity capital in April 2007 under favorable terms.

     The Committee applies its discretion in determining a subjective evaluation of the overall performance of the company. Dr. Chahine discussed the performance and 2007 contributions of the individual officers with the Committee. In evaluating these individual contributions, the Committee noted the effectiveness and leadership of the management team which resulted in the company significantly accomplishing all of its key objectives, and, in December 2007, adopted the recommendation from Dr. Chahine regarding the compensation adjustments for other executive officers as follows:

  Base salary increases of 3.9%;

  Bonus awards based on a company performance rating of 85% and individual performance ratings that resulted in actual payouts ranging between 75% and 85% of the pro rata annual level targeted by the Committee; and

  Stock option grants to purchase between 69,568 and 88,141 shares of common stock per executive officer, which when accumulated with the stock option grant to the CEO, equaled the aggregate target established by the Committee.

Chief Executive Officer Compensation

     Avigen’s performance for the period ended December 31, 2007 as described above and as reflected in the company’s financial statements included significant progress in the clinical development of AV650 and AV411 and advancing other pipeline compounds while maintaining a strong financial position to support ongoing development. Accordingly, in evaluating Dr. Chahine’s overall performance, the Committee determined that Dr. Chahine significantly accomplished his strategic performance objectives established for the fiscal year 2007. The Committee noted in particular that Avigen’s overall corporate performance against strategic objectives had been positive throughout the year on many fronts and that Dr. Chahine had provided good leadership in executing on the company’s development strategies. Therefore, in December 2007, the Committee awarded Dr. Chahine an incentive bonus of $158,380, or 82% of the pro rata annual level targeted by the Committee, for his performance in 2007.

22.

     Other compensation approved for Dr. Chahine by the Committee in December 2007 for his performance during the period ended December 31, 2007, included a base salary increase of 3.9%, and a stock option grant for 113,324 shares, which represented the same proportion as in 2006 of the aggregate executive stock option grants, at an exercise price equal to $4.42 which was the fair market value on the date of grant. These options will vest in equal quarterly installments through December 2010.

2008 Compensation

     The Committee has determined to approach the 2008 compensation period in a manner consistent with 2007 and has established strategic corporate objectives that will serve as the basis for its year-end evaluation of management’s performance. For 2008, these corporate objectives are significantly weighted toward the clinical development progress of AV650 and have been communicated to our CEO and other officers.

Share Retention and Ownership Guidelines

     We encourage our executive officers to hold a significant equity interest in the company. However, we do not have specific share retention and ownership guidelines for our executive officers. We do not permit our executive officers, directors or other members of management to engage in short sales, hedging transactions or other inherently speculative transactions with respect to Avigen’s stock.

Section 162(m) Policy

     Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), generally provides that publicly held companies may not deduct compensation paid to certain of the company’s executive officers to the extent such compensation exceeds $1 million per officer in any year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. Compensation will qualify as performance-based compensation, provided that, among other things, the award is granted by a Compensation Committee comprised solely of “outside directors” within the meaning of the Code. As a former Vice President and Treasurer of Avigen, Dr. Prendergast does not meet the Section 162(m) definition of outside director. The Committee believes that at the present time it is unlikely that the compensation paid to any named executive officer in a taxable year will exceed $1.0 million. Therefore, the Committee has not established a policy for determining which forms of incentive compensation awarded to its named executive officers will be designed to qualify as “performance-based compensation” and does not believe that Dr. Prendergast’s failure to meet the Section 162(m) definition of outside director will impact Avigen at this time. Avigen will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

23.

SUMMARY COMPENSATION TABLE

     The following table shows for the fiscal years ended December 31, 2007 and 2006, compensation awarded to or paid to, or earned by, Avigen’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2007 (the “Named Executive Officers”).

Summary Compensation Table

				Option	All Other
		Salary	Bonus	Awards	Compensation
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	Total ($)
Kenneth G. Chahine,	2007	$426,613	$158,380	$333,763	$4,299	$923,055
President and Chief Executive Officer	2006	407,239	95,000	271,027	4,199	777,465

Andrew A. Sauter,	2007	238,625	68,903	166,461	3,558	477,547
Chief Financial Officer	2006	229,017	28,000	98,733	3,458	359,208

Michael D. Coffee,	2007	302,120	90,636	237,876	4,711	635,343
Chief Business Officer	2006	288,400	69,000	152,547	4,711	514,658

Kirk W. Johnson, Ph.D.,	2007	248,824	74,025	282,000	4,091	608,940
Vice President	2006	237,524	46,000	192,092	4,091	479,707
Research and Development

M. Christina Thompson, J.D.,	2007	239,861	65,062	234,067	3,466	542,456
Vice President,	2006	239,444	46,000	162,436	3,466	451,346
Corporate Counsel and Secretary
____________________

(1)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 in accordance with FAS 123(R), disregarding estimates of forfeitures related to service-based vesting conditions, and thus include amounts from awards granted in those years and prior to 2006. Assumptions used in the calculation of these amounts are described in Note 11 – “Share-based Compensation,” to Avigen’s audited financial statements for the fiscal year ended December 31, 2007, included in Avigen’s Annual Report on Form 10-K that was filed with the SEC on March 17, 2008. All grants were made subject to individual award agreements, the form of which was previously filed with the SEC.

(2)	Except as otherwise indicated, represents insurance premiums paid by Avigen with respect to supplemental long-term care insurance for the benefit of the Named Executive Officer and up to $2,500 of matching contributions to Avigen’s 401(k) savings plan.

24.

GRANTS OF PLAN-BASED AWARDS

     The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2007

		All Other
		Option			Grant Date
		Awards:		Exercise or	Fair Value of
		Number of		Base Price	Stock and
		Securities		of Option	Option
		Underlying		Awards	Awards
	Grant	Options		($/Sh)	($)
Name	Date	(#)		(3)	(4)
Kenneth Chahine	1/3/07	90,000	(1)	$5.50	$259,290
	12/5/07	113,324	(2)	4.42	235,147
Andrew Sauter	1/3/07	65,000	(1)	5.50	187,265
	12/5/07	81,845	(2)	4.42	169,828
Michael Coffee	1/3/07	65,000	(1)	5.50	187,265
	12/5/07	81,845	(2)	4.42	169,828
Kirk Johnson	1/3/07	70,000	(1)	5.50	201,670
	12/5/07	88,141	(2)	4.42	182,893
M. Christina Thomson	1/3/07	65,000	(1)	5.50	187,265
	12/5/07	68,903	(2)	4.42	142,974
____________________

(1)	Option Award was granted under the 2006 Equity Incentive Plan and will vest in equal quarterly installments through January 2010.

(2)	Option Award was granted under the 2006 Equity Incentive Plan and will vest in equal quarterly installments through December 2010.

(3)	Under the terms of the 2006 Equity Incentive Plan, the exercise price of option awards was determined based on the closing price of Avigen’s common stock as reported on the Nasdaq Global Market on the date of the grant.

(4)	The amounts shown in this column were determined as of the option’s grant date using a Black-Scholes stock option valuation model and represent the dollar amounts that serves as the basis for stock-based compensation expenses recognized for financial statement reporting purposes in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are described in Note 11 – “Share-based Compensation,” to Avigen’s audited financial statements for the fiscal year ended December 31, 2007, included in Avigen’s Annual Report on Form 10-K that was filed with the SEC on March 17, 2008. All grants were made subject to individual award agreements, the form of which was previously filed with the SEC.

25.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END.

     The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards at December 31, 2007

	Option Awards (1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise
	Options	Options	Price	Option
	(#)	(#)	($)	Expiration
Name	Exercisable	Unexercisable	(2)	Date
Kenneth Chahine (3)	37,500	—	$5.88	01/16/09
	17,500	—	5.38	07/01/09
	25,000	—	29.00	05/19/10
	75,000	—	38.19	06/14/10
	100,000	—	14.63	03/09/11
	37,500	—	8.53	07/02/12
	75,000	—	3.53	05/20/13
	101,562	23,438	3.38	06/25/14
	18,562	14,438	3.14	07/01/15
	87,500	62,500	5.06	02/22/16
	22,500	67,500	5.50	01/03/17
	—	113,324	4.42	12/05/17
Andrew Sauter (4)	25,000	—	$17.50	11/01/09
	5,000	—	29.00	05/19/10
	13,333	—	14.63	03/09/11
	7,500	—	8.53	07/02/12
	13,000	—	3.53	07/11/13
	16,250	3,750	3.13	08/10/14
	10,312	4,688	3.25	01/03/15
	4,437	6,563	3.45	07/12/15
	21,875	28,125	3.63	01/18/16
	29,166	20,834	5.06	02/22/16
	16,250	48,750	5.50	01/03/17
	—	81,845	4.42	12/05/17
Michael Coffee (5)	103,125	46,875	$2.86	02/23/15
	3,937	3,063	3.14	07/01/15
	67,082	47,918	5.06	02/22/16
	16,250	48,750	5.50	01/03/17
	—	81,845	4.42	12/05/17
Kirk Johnson (6)	65,625	4,375	$6.31	01/12/14
	40,625	9,375	3.38	06/25/14
	9,281	7,219	3.14	07/01/15
	67,082	47,918	5.06	02/22/16
	17,500	52,500	5.50	01/03/17
	—	88,141	4.42	12/05/17
M. Christina Thomson (7)	20,000	—	$47.63	02/07/10
	18,333	—	14.63	03/09/11
	10,000	—	8.53	07/02/12
	12,500	—	3.53	07/11/13
	73,250	18,750	3.38	06/25/14
	4,281	7,219	3.14	07/01/15
	67,082	47,918	5.06	02/22/16
	16,250	48,750	5.50	01/03/17
	—	68,903	4.42	12/05/17

26.

____________________

(1)	All option awards were granted on a date 10-years prior to the expiration date, with option awards that were granted prior to February 22, 2006 vesting in 16 equal quarterly installments from the date of grant and option awards granted on or after February 22, 2006 vesting in 12 equal quarterly installments from the date of grant.

(2)	Option exercise price subtotals represent the weighted average of all outstanding equity awards including both exercisable and unexercisable.

(3)	In the aggregate, these options are to purchase 878,824 shares of our common stock at a weighted average exercise price of $9.37 per share.

(4)	In the aggregate, these options are to purchase 356,678 shares of our common stock at a weighted average exercise price of $6.14 per share.

(5)	In the aggregate, these options are to purchase 418,845 shares of our common stock at a weighted average exercise price of $4.18 per share.

(6)	In the aggregate, these options are to purchase 409,641 shares of our common stock at a weighted average exercise price of $4.93 per share.

(7)	In the aggregate, these options are to purchase 413,236 shares of our common stock at a weighted average exercise price of $7.12 per share.

OPTION EXERCISES AND STOCK VESTED

     The following table shows for the fiscal year ended December 31, 2007, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards
	Number of
	Shares
	Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)
(a)	(b)	(c)(1)
Andrew Sauter	4,000	$27,200
M. Christina Thomson	13,000	$90,979
____________________

(1)	Represents the excess of the fair market value of the shares exercised on the exercise date over the aggregate exercise price of such shares.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Change of Control Agreements

     Avigen has established a Management Transition Plan. The Management Transition Plan is intended to attract and retain key executive talent for Avigen. An employee of Avigen becomes a participant in the Management Transition Plan only if Avigen delivers to that employee a Management Transition Plan Eligibility Notice, in which case the employee becomes a “Participant” in the Management Transition Plan. Each of Dr. Chahine, Mr. Coffee, Ms. Thomson, Dr. Johnson, and Mr. Sauter is a participant in the Management Transition Plan.

     A Participant in the Management Transition Plan will receive, if the Participant’s employment with Avigen terminates due to an “involuntary termination” or a “constructive termination,” as those terms are defined in the Management Transition Plan, in either case within two (2) months prior to or eighteen (18) months following a “change in control” (defined in the Management Transition Plan), the following benefits:

(a)	salary continuation for the number of months designated in the Management Transition Plan Eligibility Notice given to the Participant (18 months in the case of Dr. Chahine, and 12 months in the case of each of Mr. Coffee, Ms. Thomson, Dr. Johnson and Mr. Sauter);

27.

(b)	accelerated stock option vesting and extended exercisability as provided in the Management Transition Plan Eligibility Notice given to the Participant (full option vesting and 2 years extended exercisability in the case of each of Dr. Chahine, Mr. Coffee, Ms. Thomson, Dr. Johnson and Mr. Sauter); and

(c)	Avigen will pay the COBRA premiums for the Participant for the number of months designated in the Management Transition Plan Eligibility Notice given to the Participant (18 months in the case of Dr. Chahine, and 12 months in the case of each of Mr. Coffee, Ms. Thomson, Dr. Johnson and Mr. Sauter), or until such earlier date as the Participant shall secure subsequent employment that shall provide the Participant with substantially similar health benefits.

     If a change of control occurred on December 31, 2007, our named executive officers would have received the following benefits:

	Salary	Option	COBRA
Name	Continuation	Vesting (1)	Payments
Kenneth Chahine	$639,920	$36,417	$46,000
Andrew Sauter	238,625	31,586	20,000
Michael Coffee	302,120	68,556	21,000
Kirk Johnson	248,824	16,169	21,000
M. Christina Thomson	213,210	24,326	22,000
____________________

(1)	Calculated based on the value of our common stock on December 31, 2007 ($4.25 at close of market on December 31, 2007) less the exercise price for all unvested stock options.

Equity Incentive Plans

     In the event of a dissolution or liquidation of Avigen, the Board of Directors may accelerate vesting on some or all of the outstanding Stock Awards, as defined in Avigen’s 2006 Equity Incentive Plan (the “Plan”), so that such Stock Awards become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

     In the event of a Corporate Transaction, as defined in the Plan, in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards or substitute similar stock awards for such outstanding stock awards, the vesting of such stock awards shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine. The table above states the value of this accelerated vesting as if the Corporate Transaction occurred on December 31, 2007 and the stock options held by our named executive officers were not assumed, substituted or continued.

DIRECTOR COMPENSATION

Compensation of Directors

     Effective January 1, 2006, each of Avigen’s non-employee directors receives an annual retainer of $28,000. Any non-employee director who serves as Chairman of Avigen’s Board of Directors receives, in addition to regular payments for service rendered as a member of the Board of Directors, an additional annual retainer of $28,000. Dr. Zola Horovitz is currently designated as Chairman of the Board of Directors. Any non-employee director who serves as the Lead Independent Director of Avigen’s Board of Directors receives, in addition to regular payments for service rendered as a member of the Board of Directors, an additional annual retainer of $14,000 to be paid in equal quarterly installments. Dr. John K. A. Prendergast is currently designated as the Lead Independent Director. There are no additional fees for attendance at Board of Directors or committee meetings; however, Avigen reimburses members of the Board of Directors for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Avigen’s policy. In the fiscal year ended December 31, 2007, the total compensation paid to non-employee directors was $217,001.

28.

     Each of Avigen’s non-employee directors is qualified to receive stock option grants under Avigen’s 2006 Equity Incentive Stock Option Plan. The Board of Directors has determined that non-employee directors of Avigen, not serving as Chairman, will be granted options to purchase 20,000 shares of Avigen’s common stock at each annual meeting of Avigen’s stockholders if such non-employee director has served for the entire preceding year. An option to purchase a prorated number of shares is granted to each non-employee director who has served for less than the full preceding year. In addition, each director who is elected for the first time to be a non-employee director of Avigen will be granted an option to purchase 30,000 shares upon the date of initial election to the Board of Directors whether by the Board of Directors or stockholders of Avigen.

     The Board of Directors has also determined that any non-employee director that serves as Chairman of Avigen’s Board of Directors will be granted options to purchase 40,000 shares of Avigen’s common stock at each annual meeting of Avigen’s stockholders.

     The following table shows for the fiscal year ended December 31, 2007 certain information with respect to the compensation of all non-employee directors of Avigen:

Director Compensation for Fiscal 2007

	Fees
	Earned or	Option
	Paid in	Awards
	Cash	($)	Total
Name	($)	(2)(3)(4)	($)
Zola Horovitz, Ph.D.	$56,000	$87,036	$143,036
Stephen Dilly, M.B.B.S., Ph.D. (1)	25,667	32,843	58,510
Yuichi Iwaki, M.D., Ph.D.	28,000	38,679	66,679
Jan Öhrström, M.D. (1)	25,667	32,843	58,510
John Prendergast, Ph.D.	42,000	38,679	80,679
Daniel Vapnek, Ph.D.	11,667	25,627	37,294
Richard Wallace	28,000	47,575	75,575
____________________

(1)	Appointed to Avigen’s Board of Directors in February 2007.

(2)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R), excluding an estimate of forfeitures related to service-based vesting conditions, and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are described in Note 11 – “Share-based Compensation,” to Avigen’s audited financial statements for the fiscal year ended December 31, 2007, included in Avigen’s Annual Report on Form 10-K that was filed with the SEC on March 17, 2008. All grants were made subject to individual award agreements, the form of which was previously filed with the SEC.

(3)	The following options were outstanding as of December 31, 2007: Z. Horovitz: 182,500; S. Dilly: 36,667; Y. Iwaki: 115,000; J. Öhrström: 36,667; J. Prendergast: 127,500; D. Vapnek: 44,083; and R. Wallace: 55,000.

29.

(4)	The following table sets forth each grant of options to Avigen’s non-employee directors during 2007 under the 2006 Plan, together with the exercise price per share and grant fair value of each award computed in accordance with FAS 123(R) using the Black-Scholes model.

				Grant Date
	Options		Exercise	Fair Value
	Granted in		Price Per	of Option
	2007		Share	Award
Non-employee Director	(#)	Grant Date	($)	($)
Zola Horovitz, Ph.D.	40,000	05/30/07	$6.73	$133,068
Stephen G. Dilly, M.B.B.S., Ph.D.	30,000	02/05/07	6.04	94,917
	6,667	05/30/07	6.73	22,179
Yuichi Iwaki, M.D., Ph.D.	20,000	05/30/07	6.73	66,534
Jan K. Öhrström, M.D.	30,000	02/05/07	6.04	94,917
	6,667	05/30/07	6.73	22,179
John K. A. Prendergast, Ph.D.	20,000	05/30/07	6.73	66,534
Richard Wallace	20,000	05/30/07	6.73	66,534

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

     Our Audit Committee has authority to review and approve all related-person transactions as set forth in the Audit Committee Charter. Avigen has a simple organizational structure in which potential transactions with related person are generally easily recognizable by the members of our Board of Directors and management in the ordinary course of business. In addition, each member of our Board of Directors and management is aware that all related-person transactions must be approved by our Audit Committee. As such, we rely on each member of our Board of Directors and management to report any potential related-person transactions to our General Counsel, who then would bring the potential related-person transaction to the Audit Committee for approval. In addition, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related-person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Corporate Governance and Nominating Committee determines, on an annual basis, which members of our Board of Directors are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Corporate Governance and Nominating Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In cases where the Corporate Governance and Nominating Committee determines it is likely a particular board member or board members will have a conflict of interest concerning an aspect of our business, it may recommend the establishment of a Special Committee of the Board of Directors comprised solely of non-conflicted Directors to act with respect to such business. Such a Special Committee was formed with respect to our AV411 program as the Board of Directors determined that two of the members of our Board of Directors had a conflict of interest. Finally, our Code of Business Conduct and Ethics establishes the standards of behavior for all employees, officers, and directors.

HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

30.

     This year, a number of brokers with account holders who are Avigen stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Avigen that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, Avigen, Inc., 1301 Harbor Bay Parkway, Alameda, California 94502, or (3) contact our Chief Financial Officer, Andrew Sauter, at (510) 748-7150. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Avigen will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

     A copy of Avigen’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal ended December 31, 2007 is available without charge upon written request to: Investor Relations, Avigen, Inc., 1301 Harbor Bay Parkway, Alameda, California 94502.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the 2008 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

M. CHRISTINA THOMSON
Vice President, Corporate Counsel and Secretary

April 24, 2008

31.

1301 HARBOR BAY PARKWAY ALAMEDA, CA 94502
TO VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Do not return your proxy card if you are voting by Internet.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Avigen, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you. Do not return your proxy card if you are voting by telephone.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Avigen, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVIGE1	KEEP THIS FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVIGEN, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE.

PROPOSAL 1:

To elect one Class I director to hold office until the 2011 Annual Meeting of Stockholders.

Nominee:

Zola Horovitz, Ph.D.

For The Nominee	Withhold Authority to Vote For The Nominee

☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2
The Board Recommends
PROPOSAL 2:
	For	Against	Abstain
To ratify the selection by the Audit Committee of the Board of Directors of Odenberg, Ullakko, Muranishi & Co. LLP as Avigen's independent registered public accounting firm for its fiscal year ending December 31, 2008.	☐	☐	☐

These items of business are more fully described in the Proxy Statement accompanying this Proxy.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

For comments, please check this box and write the changes on the back where indicated.			☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AVIGEN, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2008

     The undersigned hereby appoints KENNETH G. CHAHINE and M. CHRISTINA THOMSON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Avigen, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Avigen, Inc. to be held at Avigen's offices at 1301 Harbor Bay Parkway, Alameda, California, on Monday, May 19, 2008 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)